UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

SECURE AUTOMATED FILING ENTERPRISES INC.

(Exact name of registrant as specified in charter)

Nevada	333-103781	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

347 Evergreen Way, Point Roberts, Washington	98281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 414-4144

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The company has received a notice of termination of contract from AMG Oil Ltd. No penalties were incurred due to the termination of the contract. As a result of this cancellation the company currently has two contracts remaining with TAG Oil Ltd. and Trans-Orient Petroleum Ltd.

Due to the loss of the contract and the resignation of one of its directors the company is concerned with the viability of its business plan. The company has hired a consultant to advise on possible alternative business opportunities.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2005 the company received the resignation of Brock Harris as a Director, effective immediately. At the time of his resignation Mr. Harris was not a member of any board committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secure Automated Filing Enterprises Inc.

Signatures	Title	Date

/s/Rory O'Byrne Rory O'Byrne	President, Principal Executive Officer, and member of board of Directors	February 9, 2005